Contact:

Sebastien Reyes

Director of Investor Relations

U-Haul Holding Company

(602) 263-6601

Sebastien_Reyes@uhaul.com

U-HAUL HOLDING COMPANY REPORTS THIRD QUARTER FISCAL 2026 FINANCIAL RESULTS

RENO, Nev. (Feb. 4, 2026) -- U-Haul Holding Company (NYSE: UHAL, UHAL.B), parent of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company, today reported net earnings (losses) available to common shareholders for its third quarter ended December 31, 2025, of ($37.0) million compared with net earnings of $67.2 million for the same period last year. Earnings (losses) per share for Non-Voting Shares (UHAL.B) were ($0.18) for the third quarter of fiscal 2026 compared to $0.35 for the same period in fiscal 2025.

For the nine-month period ended December 31, 2025, net earnings available to shareholders were $210.9 million compared with net earnings of $449.4 million for the same period last year. Earnings per share for Non-Voting Shares (UHAL.B) were $1.09 for the nine-month period of fiscal 2026 compared to $2.31 for the same period in fiscal 2025.

“We continue to undermine earnings with fleet depreciation and poor resale results. I expect that this will bottom out this calendar year,” stated Joe Shoen, Chairman of U-Haul Holding Company. “We have underutilized capacity in both fleet and self-storage. I anticipate improving market penetration in U-Move. Today, we are even with our self-storage peers and need to set ourselves apart to impact top line revenue. As always, the customer will determine the winners and losers.”

Highlights of Third Quarter Fiscal 2026 Results

•
Moving and Storage earnings from operations, before consolidation of the equity in earnings of the insurance subsidiaries, decreased $120.2 million to $7.1 million compared to the third quarter of fiscal 2025.
o
Increased losses from the disposal of retired rental equipment combined with fleet depreciation expense accounted for $74.6 million of the decrease for the third quarter, while liability costs increased $37.9 million for the third quarter, all compared with the third quarter of fiscal 2025.
•
Moving and Storage earnings before interest, taxes, depreciation and amortization adjusted (EBITDA), decreased $41.7 million to $335.0 million compared to the third quarter of fiscal 2025 and for the trailing twelve months for December 31, 2025 increased $26.0 million to $1,640.2 compared to the trailing twelve months for December 31, 2024.
•
Self-storage revenues increased $17.9 million, or 7.9%, versus the third quarter of fiscal year 2025.
o
Same store occupancy decreased 4.9% to 87.2%, revenue per foot increased 5.2%, and the number of locations qualifying for the pool increased by 19.
o
During the third quarter of fiscal 2026, we added 16 new locations with storage and 1.5 million net rentable square feet (NRSF).
o
We have approximately 12.9 million NRSF in development or pending.
•
Self-moving equipment rental revenues increased $7.6 million, or 0.9%, compared with the third quarter of fiscal year 2025, primarily from In-Town rentals.

•
Fleet maintenance and repair costs experienced a $13.1 million increase, compared with the third quarter of fiscal 2025.
•
During the quarter our Property and Casualty Insurance subsidiary paid a $100 million dividend to U-Haul Holding Company.
•
Cash and credit availability at the Moving and Storage segment was $1,475.0 million as of December 31, 2025 compared with $1,347.5 million at March 31, 2025.
•
On December 3, 2025, we declared a cash dividend on our Non-Voting Common Stock of $0.05 per share to holders of record on December 15, 2025. The dividend was paid on December 30, 2025.

Supplemental financial information as of December 31, 2025 is available at investors.uhaul.com under “Investor Kit.”

U-Haul Holding Company will hold its investor call for the third quarter of fiscal 2026 on Thursday, February 5, 2026, at 8 a.m. Arizona Time (10 a.m. Eastern). The call will be broadcast live over the Internet at investors.uhaul.com. To hear a simulcast of the call, or a replay, visit investors.uhaul.com.

About U-Haul Holding Company

U-Haul Holding Company is the parent company of U-Haul International, Inc., Oxford Life Insurance Company, Repwest Insurance Company and Amerco Real Estate Company.U-Haul is in the shared use business and was founded on the fundamental philosophy that the division of use and specialization of ownership is good for both U-Haul customers and the environment.

About U-Haul

Since 1945, U-Haul has been the No. 1 choice of do-it-yourself movers, with a network of nearly 25,000 locations across all 50 states and 10 Canadian provinces. U-Haul Truck Share 24/7 offers secure access to U-Haul trucks every hour of every day through the customer dispatch option on their smartphones and our patented Live Verify technology. Our customers' patronage has enabled the U-Haul fleet to grow to approximately 203,800 trucks, 137,400 trailers and 45,900 towing devices. U-Haul is the third largest self-storage operator in North America and offers 1,126,800 rentable storage units and 98.0 million square feet of self-storage space at owned and managed facilities. U-Haul is the largest retailer of propane in the U.S., and continues to be the largest installer of permanent trailer hitches in the automotive aftermarket industry. U-Haul has been recognized repeatedly as a leading "Best for Vets" employer and was recently named one of the 15 Healthiest Workplaces in America.

Certain of the statements made in this press release regarding our business constitute forward-looking statements as contemplated under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of various risks and uncertainties. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. The Company undertakes no obligation to publish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law. For a brief discussion of the risks and uncertainties that may affect U-Haul Holding Company’s business and future operating results, please refer to our Form 10-Q for the quarter ended December 31, 2025, which is on file with the SEC.

Report on Business Operations

Listed below on a consolidated basis are revenues for our major product lines for the third quarter of fiscal 2026 and 2025.

	Quarter Ended December 31,
	2025	2024
	(Unaudited)
	(In thousands)
Self-moving equipment rental revenues	$886,170	$878,585
Self-storage revenues	245,060	227,125
Self-moving and self-storage product and service sales	68,929	70,407
Property management fees	8,817	8,869
Life insurance premiums	17,848	22,926
Property and casualty insurance premiums	30,355	28,364
Net investment and interest income	47,259	40,536
Other revenue	111,170	111,746
Consolidated revenue	$1,415,608	$1,388,558

Listed below are the revenues and earnings from operations at each of our operating segments for the third quarter of fiscal 2026 and 2025.

	Quarter Ended December 31,
	2025	2024
	(Unaudited)
	(In thousands)
Moving and storage
Revenues	$1,319,890	$1,296,556
Earnings from operations before equity in earnings of subsidiaries	7,084	127,277
Property and casualty insurance
Revenues	42,516	38,141
Earnings from operations	20,819	19,463
Life insurance
Revenues	56,207	56,762
Earnings from operations	5,797	4,244
Eliminations
Revenues	(3,005)	(2,901)
Earnings from operations before equity in earnings of subsidiaries	(28)	(252)
Consolidated Results
Revenues	1,415,608	1,388,558
Earnings from operations	33,672	150,732

Moving and Storage
Debt Metrics
(in thousands)(unaudited)	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024
Real estate secured debt	$3,096,564	$3,002,344	$2,727,545	$2,703,656	$2,436,840
Unsecured debt	1,700,000	1,700,000	1,700,000	1,700,000	1,700,000
Fleet secured debt	3,196,817	2,965,804	2,792,015	2,758,821	2,724,349
Other secured debt	64,798	64,357	65,570	66,864	68,402
Total debt	8,058,179	7,732,505	7,285,130	7,229,341	6,929,591

Cash and cash equivalents	$1,010,011	$910,969	$726,069	$872,467	$883,108
Total assets	18,717,342	18,460,371	17,858,535	17,522,952	17,291,214
Adjusted EBITDA (TTM)	1,640,173	1,681,900	1,650,277	1,619,714	1,614,146

Net debt to adjusted EBITDA	4.3	4.1	4.0	3.9	3.7
Net debt to total assets	37.7%	37.0%	36.7%	36.3%	35.0%

Percent of debt floating	6.8%	7.1%	6.1%	6.1%	6.2%
Percent of debt fixed	93.2%	92.9%	93.9%	93.9%	93.8%
Percent of debt unsecured	21.1%	22.0%	23.3%	23.5%	24.5%

Unencumbered asset ratio*	4.01x	3.96x	3.86x	3.91x	3.81x

* Unencumbered asset value compared to unsecured debt committed, outstanding or not. Unencumbered assets valued at the higher of historical cost or allocated NOI valued at a 10% cap rate, minimum required is 2.0x

The components of depreciation, net of (gains) losses on disposals for the third quarter of fiscal 2026 and 2025 are as follows:

	Quarter Ended December 31,
	2025	2024
	(Unaudited)
	(In thousands)
Depreciation expense - rental equipment	$222,717	$177,956
Depreciation expense - non rental equipment	23,564	24,064
Depreciation expense - real estate	52,638	47,597
Total depreciation expense	$298,919	$249,617

Net (gains) losses on disposals of rental equipment	$26,210	$(3,774)
Net (gains) losses on disposals of non-rental equipment	90	248
Total net (gains) losses on disposals equipment	$26,300	$(3,526)

Depreciation, net of (gains) losses on disposals	$325,219	$246,091

Net (gains) losses on disposals of real estate	$2,696	$3,358

The Company owns and manages self-storage facilities. Self-storage revenues reported in the consolidated financial statements represent Company-owned locations only. Self-storage data for our owned locations follows:

	Quarter Ended December 31,
	2025	2024
	(Unaudited)
	(In thousands, except occupancy rate)
Unit count as of December 31	847	781
Square footage as of December 31	72,642	66,792
Average monthly number of units occupied	610	610
Average monthly occupancy rate based on unit count	72.4%	78.7%
End of December occupancy rate based on unit count	71.7%	78.1%
Average monthly square footage occupied	54,286	53,444

Listed below on a consolidated basis are revenues for our major product lines for the first nine months of fiscal 2026 and 2025.

	Nine Months Ended December 31,
	2025	2024
	(Unaudited)
	(In thousands)
Self-moving equipment rental revenues	$3,054,920	$2,980,265
Self-storage revenues	725,596	667,381
Self-moving and self-storage product and service sales	256,946	254,761
Property management fees	28,020	27,950
Life insurance premiums	55,387	64,154
Property and casualty insurance premiums	80,365	75,360
Net investment and interest income	122,492	115,455
Other revenue	442,274	409,830
Consolidated revenue	$4,766,000	$4,595,156

Listed below are the revenues and earnings from operations at each of our operating segments for the first nine months of fiscal 2026 and 2025.

	Nine Months Ended December 31,
	2025	2024
	(Unaudited)
	(In thousands)
Moving and storage
Revenues	$4,506,576	$4,339,360
Earnings from operations before equity in earnings of subsidiaries	447,402	703,030
Property and casualty insurance
Revenues	108,128	97,780
Earnings from operations	49,861	44,769
Life insurance
Revenues	160,414	166,668
Earnings from operations	11,501	11,887
Eliminations
Revenues	(9,118)	(8,652)
Earnings from operations before equity in earnings of subsidiaries	(84)	(756)
Consolidated Results
Revenues	4,766,000	4,595,156
Earnings from operations	508,680	758,930

The components of depreciation, net of (gains) losses on disposals for the first nine months of fiscal 2026 and 2025 are as follows:

	Nine Months Ended December 31,
	2025	2024
	(Unaudited)
	(In thousands)
Depreciation expense - rental equipment	$657,838	$511,824
Depreciation expense - non rental equipment	71,343	71,775
Depreciation expense - real estate	153,923	135,156
Total depreciation expense	$883,104	$718,755

Net (gains) losses on disposals of rental equipment	$86,664	$(29,614)
Net (gains) losses on disposals of non-rental equipment	68	765
Total net (gains) losses on disposals equipment	$86,732	$(28,849)

Depreciation, net of (gains) losses on disposals	$969,836	$689,906

Net (gains) losses on disposals of real estate	$5,610	$9,453

The Company owns and manages self-storage facilities. Self-storage revenues reported in the consolidated financial statements represent Company-owned locations only. Self-storage data for our owned locations follows:

	Nine Months Ended December 31,
	2025	2024
	(Unaudited)
	(In thousands, except occupancy rate)
Unit count as of December 31	847	781
Square footage as of December 31	72,642	66,792
Average monthly number of units occupied	624	605
Average monthly occupancy rate based on unit count	75.6%	79.9%
End of December occupancy rate based on unit count	71.7%	78.1%
Average monthly square footage occupied	55,103	52,756

Self-Storage Portfolio Summary
As of December 31, 2025
(unaudited)
U-Haul Owned Store Data by State
				Annual
State/		Units	Rentable	Revenue	Occupancy
Province	Stores	Occupied	Square Feet	Per Foot	During Qtr
Texas	100	35,939	4,789,881	$15.47	69.1%
Florida	92	34,004	4,126,552	$19.05	71.8%
California	89	33,664	3,351,525	$22.01	77.6%
Illinois	85	37,637	4,402,195	$16.72	73.3%
Pennsylvania	73	27,780	3,148,555	$18.37	69.6%
Ohio	68	25,563	3,134,940	$15.24	70.3%
New York	67	27,588	2,722,796	$23.65	76.5%
Michigan	60	19,724	2,337,644	$16.31	76.3%
Georgia	56	21,138	2,787,198	$16.60	70.8%
Arizona	50	23,617	3,152,769	$16.37	67.5%
Wisconsin	44	16,614	2,092,746	$14.33	70.2%
North Carolina	42	16,937	2,125,751	$15.77	68.1%
Washington	39	13,694	1,672,876	$17.48	67.8%
Missouri	38	13,775	1,820,979	$14.51	68.9%
Tennessee	37	14,809	1,630,083	$15.33	80.9%
New Jersey	34	15,843	1,594,332	$21.10	81.3%
Minnesota	34	13,295	1,699,941	$13.96	73.2%
Ontario	33	12,308	1,415,964	$23.61	68.9%
Indiana	33	10,450	1,189,232	$14.54	78.6%
Alabama	32	8,011	1,313,068	$13.59	54.7%

Top 20 Totals	1,106	422,390	50,509,027	$17.40	71.9%

All Others	506	184,697	22,133,137	$17.38	73.6%

3Q 2026 Totals	1,612	607,087	72,642,164	$17.40	72.4%

Same Store Pool Held Constant for Prior Periods
Same Store 3Q26	923	331,655	32,661,548	$18.25	87.2%
Same Store 3Q25	923	351,888	32,647,437	$17.34	92.1%
Same Store 3Q24	923	351,559	32,608,219	$16.84	92.0%

Non-Same Store 3Q26	689	275,432	39,980,616	$16.37	60.1%
Non-Same Store 3Q25	615	258,144	34,144,096	$15.98	65.6%
Non-Same Store 3Q24	526	217,243	26,894,592	$15.90	69.4%
Same Store Pool, Prior Periods Unchanged
Same Store 3Q26	923	331,655	32,661,548	$18.25	87.2%
Same Store 3Q25	904	320,420	29,827,746	$17.28	92.4%
Same Store 3Q24	854	283,150	26,769,110	$16.64	92.9%

Non Same Store 3Q26	689	275,432	39,980,616	$16.37	60.1%
Non Same Store 3Q25	634	289,612	36,963,786	$16.20	67.5%
Non Same Store 3Q24	597	284,899	32,664,093	$16.33	73.1%

Note: Store Count, Units, and NRSF figures reflect active storage locations for the last month of the reporting quarter.
Occupancy % reflects average occupancy during the reporting quarter.
Revenue per foot is average revenue per occupied foot over the trailing twelve months ending December 2025.
Same store includes storage locations with rentable storage inventory for more than three years and a capacity change of less than twenty units for any year-over-year period of the reporting month.
The locations have occupancy each month during the last three years and have achieved 80% or greater occupancy for the last two years.
Prior year Same Store figures are for locations meeting the Same Store criteria as of the prior year reporting month.

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	March 31,
	2025	2025
	(Unaudited)
	(In thousands)
ASSETS
Cash and cash equivalents	$1,032,257	$988,828
Trade receivables and reinsurance recoverables, net	172,649	230,716
Inventories and parts	175,023	163,132
Prepaid expenses	353,201	282,406
Fixed maturity securities available-for-sale, net, at fair value	2,501,436	2,479,498
Equity securities, at fair value	57,418	65,549
Investments, other	720,713	678,254
Deferred policy acquisition costs, net	116,178	121,729
Other assets	129,516	126,732
Right of use assets - financing, net	30,561	138,698
Right of use assets - operating, net	40,689	46,025
Related party assets	60,630	45,003

Property, plant and equipment, at cost:
Land	1,854,024	1,812,820
Buildings and improvements	10,329,648	9,628,271
Furniture and equipment	1,068,623	1,047,414
Rental trailers and other rental equipment	1,175,723	1,046,135
Rental trucks	8,416,008	7,470,039
	22,844,026	21,004,679
Less: Accumulated depreciation	(6,616,653)	(5,892,079)
Total property, plant and equipment, net	16,227,373	15,112,600
Total assets	$21,617,644	$20,479,170
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and accrued expenses	$765,426	$820,900
Notes, loans and finance leases payable, net	8,017,296	7,193,857
Operating lease liabilities	41,464	46,973
Policy benefits and losses, claims and loss expenses payable	930,764	857,521
Liabilities from investment contracts	2,453,325	2,511,422
Other policyholders' funds and liabilities	5,786	7,539
Deferred income	54,227	52,895
Deferred income taxes, net	1,605,547	1,489,920
Total liabilities	13,873,835	12,981,027

Common stock	10,497	10,497
Non-voting common stock	176	176
Additional paid-in capital	462,548	462,548
Accumulated other comprehensive loss	(168,090)	(229,314)
Retained earnings	8,116,328	7,931,886
Cost of common stock in treasury, net	(525,653)	(525,653)
Cost of preferred stock in treasury, net	(151,997)	(151,997)
Total stockholders' equity	7,743,809	7,498,143
Total liabilities and stockholders' equity	$21,617,644	$20,479,170

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended December 31,
	2025	2024
	(Unaudited)
	(In thousands, except share and per share data)
Revenues:
Self-moving equipment rental revenues	$886,170	$878,585
Self-storage revenues	245,060	227,125
Self-moving and self-storage products and service sales	68,929	70,407
Property management fees	8,817	8,869
Life insurance premiums	17,848	22,926
Property and casualty insurance premiums	30,355	28,364
Net investment and interest income	47,259	40,536
Other revenue	111,170	111,746
Total revenues	1,415,608	1,388,558

Costs and expenses:
Operating expenses	848,614	782,351
Commission expenses	96,101	95,031
Cost of product sales	50,871	52,767
Benefits and losses	49,232	48,683
Amortization of deferred policy acquisition costs	4,922	4,493
Lease expense	4,281	5,052
Depreciation, net of (gains) losses on disposals	325,219	246,091
Net (gains) losses on disposal of real estate	2,696	3,358
Total costs and expenses	1,381,936	1,237,826

Earnings from operations	33,672	150,732
Other components of net periodic benefit costs	(346)	(372)
Other interest income	10,784	15,638
Interest expense	(95,527)	(76,581)
Fees on early extinguishment of debt	(163)	—
Pretax earnings (losses)	(51,580)	89,417
Income tax (expense) benefit	14,612	(22,251)
Earnings (losses) available to common stockholders	$(36,968)	$67,166
Basic and diluted earnings (losses) per share of Common Stock	$(0.23)	$0.30
Weighted average shares outstanding of Common Stock: Basic and diluted	19,607,788	19,607,788
Basic and diluted earnings (losses) per share of Series N Non-Voting Common Stock	$(0.18)	$0.35
Weighted average shares outstanding of Series N Non-Voting Common Stock: Basic and diluted	176,470,092	176,470,092

U-HAUL HOLDING COMPANY AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Nine Months Ended December 31,
	2025	2024
	(Unaudited)
	(In thousands, except share and per share data)
Revenues:
Self-moving equipment rental revenues	$3,054,920	$2,980,265
Self-storage revenues	725,596	667,381
Self-moving and self-storage products and service sales	256,946	254,761
Property management fees	28,020	27,950
Life insurance premiums	55,387	64,154
Property and casualty insurance premiums	80,365	75,360
Net investment and interest income	122,492	115,455
Other revenue	442,274	409,830
Total revenues	4,766,000	4,595,156

Costs and expenses:
Operating expenses	2,584,905	2,463,181
Commission expenses	334,649	326,610
Cost of product sales	190,701	181,031
Benefits and losses	142,592	137,081
Amortization of deferred policy acquisition costs	14,801	13,578
Lease expense	14,226	15,386
Depreciation, net of (gains) losses on disposals	969,836	689,906
Net (gains) losses on disposal of real estate	5,610	9,453
Total costs and expenses	4,257,320	3,836,226

Earnings from operations	508,680	758,930
Other components of net periodic benefit costs	(1,037)	(1,116)
Other interest income	31,468	50,004
Interest expense	(268,162)	(215,297)
Fees on early extinguishment of debt	(189)	(495)
Pretax earnings	270,760	592,026
Income tax expense	(59,847)	(142,645)
Earnings available to common stockholders	$210,913	$449,381
Basic and diluted earnings per share of Common Stock	$0.94	$2.16
Weighted average shares outstanding of Common Stock: Basic and diluted	19,607,788	19,607,788
Basic and diluted earnings per share of Series N Non-Voting Common Stock	$1.09	$2.31
Weighted average shares outstanding of Series N Non-Voting Common Stock: Basic and diluted	176,470,092	176,470,092

EARNINGS PER SHARE

We calculate earnings per share using the two-class method in accordance with Accounting Standards Codification Topic 260, Earnings Per Share. The two-class method allocates the undistributed earnings available to common stockholders to the Company’s outstanding common stock, $0.25 par value (the “Voting Common Stock”) and the Series N Non-Voting Common Stock, $0.001 par value (the “Non-Voting Common Stock”) based on each share’s percentage of total weighted average shares outstanding. The Voting Common Stock and Non-Voting Common Stock are allocated 10% and 90%, respectively, of our undistributed earnings available to common stockholders. This represents earnings available to common stockholders less than the dividends declared for both the Voting Common Stock and Non-Voting Common Stock.

Our undistributed earnings per share were calculated by taking the undistributed earnings available to common stockholders and dividing this number by the weighted average shares outstanding for the respective stock. If there was a dividend declared for that period, the dividend per share was added to the undistributed earnings per share to calculate the basic and diluted earnings per share. The process was used for both Voting Common Stock and Non-Voting Common Stock.

The calculation of basic and diluted earnings per share for the quarters and nine months ended December 31, 2025 and 2024 for our Voting Common Stock and Non-Voting Common Stock were as follows:

	For the Quarter Ended
	December 31,
	2025	2024
	(Unaudited)
	(In thousands, except share and per share amounts)

Weighted average shares outstanding of Voting Common Stock	19,607,788	19,607,788
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Voting Common Stock	10%	10%

Net earnings (losses) available to common stockholders	$(36,968)	$67,166
Voting Common Stock dividends declared	—	—
Non-Voting Common Stock dividends declared	(8,824)	(8,824)
Undistributed earnings (losses) available to common stockholders	$(45,792)	$58,342
Undistributed earnings (losses) available to common stockholders allocated to Voting Common Stock	$(4,579)	$5,834

Undistributed earnings (losses) per share of Voting Common Stock	$(0.23)	$0.30
Dividends declared per share of Voting Common Stock	—	—
Basic and diluted earnings (losses) per share of Voting Common Stock	$(0.23)	$0.30

Weighted average shares outstanding of Non-Voting Common Stock	176,470,092	176,470,092
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Non-Voting Common Stock	90%	90%

Net earnings (losses) available to common stockholders	$(36,968)	$67,166
Voting Common Stock dividends declared	—	—
Non-Voting Common Stock dividends declared	(8,824)	(8,824)
Undistributed earnings (losses) available to common stockholders	$(45,792)	$58,342
Undistributed earnings (losses) available to common stockholders allocated to Non-Voting Common Stock	$(41,213)	$52,508

Undistributed earnings (losses) per share of Non-Voting Common Stock	$(0.23)	$0.30
Dividends declared per share of Non-Voting Common Stock	0.05	0.05
Basic and diluted earnings (losses) per share of Non-Voting Common Stock	$(0.18)	$0.35

	For the Nine Months Ended
	December 31,
	2025	2024
	(Unaudited)
	(In thousands, except share and per share amounts)

Weighted average shares outstanding of Voting Common Stock	19,607,788	19,607,788
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Voting Common Stock	10%	10%

Net earnings available to common stockholders	$210,913	$449,381
Voting Common Stock dividends declared	—	—
Non-Voting Common Stock dividends declared	(26,471)	(26,471)
Undistributed earnings available to common stockholders	$184,442	$422,910
Undistributed earnings available to common stockholders allocated to Voting Common Stock	$18,444	$42,291

Undistributed earnings per share of Voting Common Stock	$0.94	$2.16
Dividends declared per share of Voting Common Stock	—	—
Basic and diluted earnings per share of Voting Common Stock	$0.94	$2.16

Weighted average shares outstanding of Non-Voting Common Stock	176,470,092	176,470,092
Total weighted average shares outstanding for Voting Common Stock and Non-Voting Common Stock	196,077,880	196,077,880
Percent of weighted average shares outstanding of Non-Voting Common Stock	90%	90%

Net earnings available to common stockholders	$210,913	$449,381
Voting Common Stock dividends declared	—	—
Non-Voting Common Stock dividends declared	(26,471)	(26,471)
Undistributed earnings available to common stockholders	$184,442	$422,910
Undistributed earnings available to common stockholders allocated to Non-Voting Common Stock	$165,998	$380,619

Undistributed earnings per share of Non-Voting Common Stock	$0.94	$2.16
Dividends declared per share of Non-Voting Common Stock	0.15	0.15
Basic and diluted earnings per share of Non-Voting Common Stock	$1.09	$2.31

NON-GAAP FINANCIAL RECONCILIATION SCHEDULE

As of April 1, 2019, we adopted the new accounting standard for leases. Part of this adoption resulted in approximately $1 billion of property, plant and equipment, net (“PPE”) being reclassed to Right of use assets - financing, net (“ROU-financing”). The tables below show adjusted PPE as of December 31, 2025 and March 31, 2025, by including the ROU-financing. The assets included in ROU-financing are not a true book value as some of the assets are recorded at between 70% and 100% of value based on the lease agreement. This non-GAAP measure is intended as a supplemental measure of our balance sheet that is neither required by, nor presented in accordance with, GAAP. We believe that the use of this non-GAAP measure provides an additional tool for investors to use in evaluating our financial condition. This non-GAAP measure should not be considered in isolation or as a substitute for other measures calculated in accordance with GAAP.

			December 31,	March 31,
			2025	2025
	December 31,	ROU Assets	Property, Plant and Equipment	Property, Plant and Equipment
	2025	Financing	Adjusted	Adjusted
	(Unaudited)
	(In thousands)

Property, plant and equipment, at cost
Land	$1,854,024	$-	$1,854,024	$1,812,820
Buildings and improvements	10,329,648	-	10,329,648	9,628,271
Furniture and equipment	1,068,623	61	1,068,684	1,047,475
Rental trailers and other rental equipment	1,175,723	9,192	1,184,915	1,104,206
Rental trucks	8,416,008	80,722	8,496,730	7,779,514
Subtotal	22,844,026	89,975	22,934,001	21,372,286
Less: Accumulated depreciation	(6,616,653)	(59,414)	(6,676,067)	(6,120,988)
Total property, plant and equipment, net	$16,227,373	$30,561	$16,257,934	$15,251,298

			March 31,
			2025
	March 31,	ROU Assets	Property, Plant and Equipment
	2025	Financing	Adjusted
	(Unaudited)
	(In thousands)
Property, plant and equipment, at cost
Land	$1,812,820	$-	$1,812,820
Buildings and improvements	9,628,271	-	9,628,271
Furniture and equipment	1,047,414	61	1,047,475
Rental trailers and other rental equipment	1,046,135	58,071	1,104,206
Rental trucks	7,470,039	309,475	7,779,514
Subtotal	21,004,679	367,607	21,372,286
Less: Accumulated depreciation	(5,892,079)	(228,909)	(6,120,988)
Total property, plant and equipment, net	$15,112,600	$138,698	$15,251,298

Non-GAAP Financial Measures

Below is a reconciliation of Moving and Storage non-GAAP financial measures as defined under SEC rules, such as earnings before interest, taxes, depreciation, and amortization ("EBITDA"). The Company believes that these widely accepted measures of operating profitability supplement the transparency of the Company's disclosures and provides a meaningful presentation of the Company's results from its core business operations excluding the impact of items not related to the Company's ongoing core business operations and supplements the period-to-period comparability of the Company's results from its core business operations. These non-GAAP financial measures are not substitutes for GAAP financial results and should only be considered in conjunction with the Company's financial information that is presented in accordance with GAAP. The non-GAAP measure reported is adjusted EBITDA. The table below presents the reconciliation of the trailing twelve months adjusted EBITDA measures to its most directly comparable GAAP measures.

Moving and Storage EBITDA Calculations
(In thousands, unaudited)	Trailing Twelve Months
	December 31,	September 30,	June 30,	March 31,	December 31,
	2025	2025	2025	2025	2024

Net earnings available to common stockholders	$128,622	$232,756	$314,004	$367,090	$448,518
Income tax expense	11,714	48,448	76,156	94,747	137,940
Fees on early extinguishment of debt and costs of defeasance	189	26	26	495	495
Interest expense	348,914	330,192	311,609	296,721	280,487
Other interest income	(40,881)	(45,759)	(51,899)	(59,489)	(87,303)
Other components of net periodic benefit costs	1,409	1,435	1,462	1,488	1,480
Net (gains) losses on disposal of real estate	11,915	12,577	11,037	15,758	12,047
Depreciation, net of (gains) losses on disposals	1,238,114	1,158,986	1,045,648	958,184	888,253
Elimination of net earnings from insurance subsidiaries	(59,823)	(56,761)	(57,766)	(55,280)	(67,771)
Adjusted EBITDA	$1,640,173	$1,681,900	$1,650,277	$1,619,714	$1,614,146

The table below presents the reconciliation of the second quarter adjusted EBITDA measures to its most directly comparable GAAP measures.

Moving and Storage EBITDA Calculations
(In thousands, unaudited)	Quarters Ended
	December 31,	December 31,
	2025	2024

Net earnings (losses) available to common stockholders	$(36,968)	$67,166
Income tax expense (benefit)	(20,138)	16,596
Fees on early extinguishment of debt and costs of defeasance	163	-
Interest expense	95,555	76,833
Other interest income	(10,856)	(15,734)
Other components of net periodic benefit costs	346	372
Net (gains) losses on disposal of real estate	2,696	3,358
Depreciation, net of (gains) losses on disposals	325,219	246,091
Elimination of net earnings from insurance subsidiaries	(21,018)	(17,956)
Adjusted EBITDA	$334,999	$376,726

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